Exhibit 10.5

AMENDMENT NO. 3 TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 3 to the Amended and Restated Employment Agreement (the “Amendment No. 3”) is made and entered into as of the 15th day of August, 2012, by and between Xerium Technologies, Inc. (the “Company”) and David J. Pretty (the “Executive”).

WITNESSETH

WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement effective as of February 11, 2008, and subsequently amended that Employment Agreement on March 14, 2011 and on December 16, 2011 (the Employment Agreement and its previous amendments are referred to herein as the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree that the Employment Agreement shall be amended as follows:

1.     Section 4, Compensation and Benefits, shall be amended by the addition of a new Section 4(h) which shall read:

“(h) Retention Bonus. If the Executive remains employed with the Company pursuant to the terms of this Agreement as of August 15, 2015, the Company shall pay the Executive a retention bonus equal to two hundred twenty-five thousand dollars ($225,000) (“Retention Bonus”), payable at the next then-occurring payroll payment date.”

2.     Section 6, Compensation Upon Termination, shall be amended (A) in Section 6(d)(ii), Close in Time to a Change in Control, by renumbering subclause (ii) to subclause (iii) and by adding a new subclause (ii) between subclause (i) and renumbered subclause (iii), which shall read as follows:

(ii) shall pay him an amount equal to his Retention Bonus, provided the Retention Bonus has not previously been paid (“Accelerated Retention Bonus”),

And (B) in Section 6(d)(iii), Conditions, by adding the following after the last sentence therein:

“Payment of the Accelerated Retention Bonus under Section 6(d)(ii) shall be made as soon as possible following the effective date of the required Employee Release, but, in no event later than two and one-half months following the Executive’s separation from service.”

3.        Except as herein amended, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, this Amendment No. 3 has been duly executed as of the day and year set forth above.

/s/ David J. Pretty________
David J. Pretty

Xerium Technologies, Inc.

By: /s/ Clifford E. Pietrafitta

                     Name: Clifford E. Pietrafitta
Title: Executive Vice President and Chief Financial Officer